                                                                      EXHIBIT 21

                        PACIFIC GATEWAY PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     PERCENTAGE
                                                                                                     INTEREST OF
                                                                                                  VOTING SECURITIES
NAME                                                                       PLACE OF ORGANIZATION        OWNED
-------------------------------------------------------------------------  ---------------------  -----------------
Pacific Gateway Properties, Inc.                                           New York                        100%

Pacific Gateway Properties Management Corporation                          California                      100%

Pacific Gateway Properties Hotels, Inc.                                    California                      100%

Perini Investment Properties Executive Suites, Inc.                        California                      100%

Maritime Plaza Associates                                                  California                      100%

PGP--South Bay Office Tower, Inc.                                          California                      100%

PGP--North Tucson Business Center, Inc.                                    California                      100%

PGP--Weston, Inc.                                                          California                      100%

Rincon Center Associates                                                   California Limited             22.8%
                                                                           Partnership

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